[EVLICO LOGO]

NOTICE OF WITHDRAWAL RIGHT


                               INSURANCE CENTER:




                                DATE OF MAILING:



                                      RE:




We are sending you this notice in compliance with the laws administered by the United States Securities and Exchange Commission ("SEC"). Please read it carefully and retain it with your important records.

We are pleased that you have recently purchased a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE policy from Equitable Variable Life Insurance Company. The benefits of this contract will vary based on the performance of the investment funds you select. The investment funds are described in the Prospectus given to you at the time you purchased this contract.

You have the right to examine and return your policy for cancellation. Should you decide to cancel, you will receive a refund equal to the sum of the premium payment(s) made under the policy. The deadline for cancellation is the latest of:

     o 10 days from delivery of the policy
     o 45 days from the date of Part 1 of the application
     o 10 days from the date of mailing of this notice as determined by its postmark


SEE THE REVERSE SIDE OF THIS LETTER FOR DETAILS YOU MAY WISH TO CONSIDER IN DETERMINING WHETHER OR NOT TO EXERCISE YOUR RIGHT OF WITHDRAWAL.

In the event that you decide to exercise this right of cancellation, complete the enclosed form and return your policy as outlined in the instructions on the form, postmarked on or before the latest date permitted for cancellation as described above.







                                              A B C D
                                              Joseph J. Melone
                                              Chairman of the Board

96-NOW

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

In determining whether or not to exercise your right of withdrawal, you should consider, among other things, your projected policy premiums and the deductions and charges under the policy.

You have already been furnished a Prospectus which describes the charges and deductions. The sales and administrative charges are: a premium sales charge deducted from each premium guaranteed never to exceed 6%; a monthly administrative charge of $25 for the first policy year, and $6 thereafter (subject to a guaranteed maximum of $10 per month); and, a surrender charge (shown on Page 3 of the policy), if your insurance coverage is surrendered, reduced or lapses in the first fifteen policy years.

In addition, the Prospectus and Page 3 of the policy describe certain insurance-related charges that are periodically deducted.

[EVLICO LOGO]

REQUEST FOR WITHDRAWAL


                               INSURANCE CENTER:




                                DATE OF MAILING:



                                      RE:






                                - INSTRUCTIONS -


If, after reading the enclosed notice, you choose to return your policy for cancellation, you must:

    1. Sign and date the bottom portion of this form.

    2. Mail this notice together with your policy to: Equitable Variable Life Insurance Company at the ADDRESS OF THE INSURANCE CENTER ABOVE.

    3. Make certain that the postmark on the return envelope is on or before the last date permitted for cancellation as described in the attached letter.

    4. If you have not yet received your policy at the time of mailing this form, check the box on the bottom portion of this form.


                   - TO BE SIGNED AND DATED BY POLICYOWNER -

TO: Equitable Variable Life Insurance Company (Equitable  Variable)

In accordance with the terms of the notice furnished me by Equitable Variable, I hereby return the policy identified above for cancellation and request a refund of premiums paid for the policy. I hereby release Equitable Variable from any and all claims arising out of or in connection with the issuance of the policy and I acknowledge that Equitable Variable's sole liability with respect to the policy is the refund to me.




____________________________________                        ____________________
    Signature  of  Policyowner                                     Date

__ I have not yet received the policy. Should it be received, I will return it to Equitable Variable.



96-ROW

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

In determining whether or not to exercise your right of withdrawal, you should consider, among other things, your projected policy premiums and the deductions and charges under the policy.

You have already been furnished a Prospectus which describes the charges and deductions. The sales and administrative charges are: a premium sales charge deducted from each premium guaranteed never to exceed 6%; a monthly administrative charge of $25 for the first policy year, and $6 thereafter (subject to a guaranteed maximum of $10 per month); and, a surrender charge (shown on Page 3 of the policy), if your insurance coverage is surrendered, reduced or lapses in the first fifteen policy years.

In addition, the Prospectus and Page 3 of the policy describe certain insurance-related charges that are periodically deducted.

[EVLICO LOGO]

NOTICE OF WITHDRAWAL RIGHT


                               INSURANCE CENTER:




                                DATE OF MAILING:



                                      RE:


We are sending you this notice in compliance with the laws administered by the United States Securities and Exchange Commission ("SEC"). Please read it carefully and retain it with your important records.

We are pleased that you have recently increased the face amount of your FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE policy from Equitable Variable Life Insurance Company. The benefits of this contract will vary based on the performance of the investment funds you select. The investment funds are described in the Prospectuses given to you at the time you purchased this contract, as updated from time to time.

You have the right to examine and return the updated Policy Information pages for cancellation of the face amount increase. Should you decide to cancel, we will reverse any charges attributable to the increase and recalculate the Policy Account Value, Cash Surrender Value and Surrender Charge as if the increase had not taken place. The deadline for cancellation is the latest of:

    o  10 days from delivery of the updated Policy Information pages
    o  45 days from the date of application for the increase
    o 10 days from the date of mailing of this notice as determined by its postmark

SEE THE REVERSE SIDE OF THIS LETTER FOR DETAILS YOU MAY WISH TO CONSIDER IN DETERMINING WHETHER OR NOT TO EXERCISE YOUR RIGHT OF CANCELLATION.

In the event that you decide to exercise this right of cancellation, complete the enclosed form and return your updated Policy Information pages as outlined in the instructions on the form, postmarked on or before the latest date permitted for cancellation as described above.










                                                         A B C D
                                                         Joseph J. Melone
                                                         Chairman of the Board



SPVLI

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

In determining whether or not to exercise your right of cancellation you should consider, among other things, your projected policy premiums and the deductions and charges attributed to the increase in your policy's face amount.

You have already been furnished a Prospectus which describes the charges and deductions. The sales and administrative charges that are triggered by a face amount increase are: a sales charge deducted from each premium attributed to the increase in face amount guaranteed not to exceed 6%; a one-time administrative charge of $1.50 for each additional $1,000 of insurance (up to a maximum of $240) deducted from your policy account; and a surrender charge if your increased insurance coverage is surrendered, reduced or lapses in the first fifteen years from the date of the increase.

In addition, the Prospectus and Page 3 of the policy describe certain insurance-related charges that are periodically deducted.

[EVLICO LOGO]

REQUEST FOR WITHDRAWAL


                               INSURANCE CENTER:




                                DATE OF MAILING:



                                      RE:


                                - INSTRUCTIONS -


If, after reading the enclosed notice, you choose to return the updated Policy Information pages for cancellation of your increased insurance coverage, you must:

    1.  Sign and date the bottom portion of this form.

    2.  Mail this notice together with your updated Policy Information pages to:
        Equitable Variable Life Insurance Company at the ADDRESS OF THE INSURANCE CENTER ABOVE.

    3. Make certain that the postmark on the return envelope is on or before the last date permitted for cancellation as described in the attached letter.

    4. If you have not yet received your updated Policy Information pages at the time of mailing this form, check the box on the bottom portion of this form.



                     - TO BE SIGNED AND DATED BY POLICYOWNER -

TO: Equitable Variable Life Insurance Company (Equitable Variable)

In accordance with the terms of the notice furnished me by Equitable Variable, I hereby return the updated Policy Information pages for the face amount increase identified above for cancellation and request reversal of any charges attributable to the increase. I hereby release Equitable Variable from any and all claims arising out of or in connection with the issuance of the face amount increase and I acknowledge that Equitable Variable's sole liability with respect to the face amount increase is the reversal of charges attributable to the increase.



_____________________________________                        ___________________
   Signature  of  Policyowner                                      Date


__ I have not yet received the updated Policy Information pages. Should they be received, I will return them to Equitable Variable.




SPVLI

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

In determining whether or not to exercise your right of cancellation you should consider, among other things, your projected policy premiums and the deductions and charges attributed to the increase in your policy's face amount.

You have already been furnished a Prospectus which describes the charges and deductions. The sales and administrative charges that are triggered by a face amount increase are: a sales charge deducted from each premium attributed to the increase in face amount guaranteed not to exceed 6%; a one-time administrative charge of $1.50 for each additional $1,000 of insurance (up to a maximum of $240) deducted from your policy account; and a surrender charge if your increased insurance coverage is surrendered, reduced or lapses in the first fifteen years from the date of the increase.


In addition, the Prospectus and Page 3 of the policy describe certain insurance-related charges that are periodically deducted.